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Company Press Release

P-Com Announces Appointment of Jim Sobczak as President and Chief Operating Officer

CAMPBELL, Calif.--(BUSINESS WIRE)--Aug. 30, 1999--P-Com, Inc. (Nasdaq:PCMS -
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news) today announced the appointment of Jim Sobczak as President and Chief
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Operating Officer effective September 7, 1999.

Mr. Sobczak comes to this position with a background of over 30 years in telecommunications, including networking technologies and business strategies. He has served as a senior marketing executive for Westinghouse and Contel ASC. In addition, he has extensive end user experience leading the telecommunications activities for Bank of America and Ford Motor Company.

Mr. Sobczak has also been an adjunct faculty member at the University of Pittsburgh teaching graduate courses in networking technology and business strategy, and since 1991 has served as President of Telecommunications Education and Research Network, Inc., (TERN) a corporation providing education and research services to universities offering degrees in telecommunications. He has also consulted with several information technology companies assisting in the development of business strategies.

Mr. Sobczak is a past president of the International Communications Association.

George P. Roberts, P-Com's Chief Executive Officer and Chairman, commented that ``Jim is an expert in our industry segment and has become very familiar with P-Com as an active P-Com Board member. We are most fortunate to have Jim join us in the top operating role. His appointment as President and Chief Operating Officer further strengthens our Executive Staff and prepares us for growth in both the point to point and point to multipoint broadband access market.''

Mr. Roberts also announced the resignation of Michael Sophie, President of P-Com's Wireless Access Group. ``Mike has decided to pursue an opportunity outside of P-Com that is in close alignment with his career aspirations. We thank Mike for his contributions to the growth of P-Com these past six years, and we wish him the greatest success in his new endeavors.''

P-Com, Inc. develops, manufactures, and markets network access systems for the worldwide wireless telecommunications market. The point-to-point, spread spectrum, and point-to-multipoint radio links provided by P-Com are designed to satisfy the network requirements of cellular and personal communications services, corporate communications, public utilities and local governments. In addition, P-Com provides comprehensive network services including system planning, program planning and management, path design, and installation.

Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to, reliance upon subcontractors, fluctuations in customer demand and commitments, both in timing and volume, introduction of new products, commercial acceptance and viability of new products and expenses associated therewith, cancellations of orders without penalties, pricing and competition, the Company's ability to have available an appropriate amount of production capacity in a timely manner, the ability of the Company's customers to finance their purchases of the Company's products and/or services, the timing of new technology and product introductions, the risk of early obsolescence, and the pending stockholder class action lawsuits. Further, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control, such as announcements by competitors and service providers. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.
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P-Com, Inc., with world headquarters in Campbell, CA, USA and offices in
Florida, New Jersey, Virginia, the UK, Italy, France, Germany, Poland, Mexico, Dubai and China, is an ISO 9001 certified company. For additional information, contact P-Com at:

P-Com, Inc. 3175 S. Winchester Boulevard Campbell, CA 95008 USA TEL: (408) 866-3666 FAX: (408) 866-3655 www.p-com.com
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Contact:

P-Com
Bob Collins, 408/866-3666 (VP & Chief Financial Officer)